STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 05/11/1995
950095464 - 2503280


                       CERTIFICATE OF INCORPORATION
                                   OF
                         BASEBALL PROPERTIES, INC.
                       -----------------------------

FIRST.  The name of this corporation shall be:

                         BASEBALL PROPERTIES, INC.

SECOND. Its registered office in the State of Delaware is to be located at 313 South State Street, in the City of Dover, County 0f Kent and its registered agent at such address is XL CORPORATE SERVICES, INC.

THIRD. The nature of the business and the objects and purposes proposed to be transacted, promoted and carried on are to do any or all things herein mentioned, as fully and to the same extent as natural persons might or could do, and in any part of the world, viz:

The purpose of the corporat1on is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH. The total number of shares of stock which this Corporation is authorized to issue is:

20,000,000 Shares at 0.001 Par value

FIFTH. The name and address of the incorporator is as follows:

XL Corporate Services, Inc.
313 South State Street.
Dover, DE 19901

SIXTH. The Directors shall have power to make and too alter or Amend the By-Laws; to fix the amount to be reserved as working capital, and to authorize and cause to be executed, mortgages and liens without limit as to the amount, upon the property and franchise of this Corporation.

With the consent in writing, and pursuant to a majority vote of the holders of the capital stock issued and outstanding, the Directors shall have author1ty to dispose, in any manner, of the whole property of this corporation.

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The By-Laws shall determine whether and to what extent the account and books of this corporation, or any of them, shall be open to the inspection of the stockholders; no stockholder shall have any right of inspecting any account, or book, or document of this Corporation except as conferred by the law or the By-Laws, or by resolution of he stockholders.

The stockholders and directors shall have power to hold their meetings and keep the books, documents and papers of the corporation outs1de of the state of Delaware, at such places as maybe, from time to time; designated by the By-Laws or by resolution of the stockholders or director, except as otherwise required by the laws of Delaware.

It is the intention that the objects, purposes and powers specified in the THIRD paragraph hereof shall, except where otherw1se specified in said paragraph, be nowise limited or restricted by referenced to or inference from the terms of any other clause or paragraph in this certificate of incorporation, but that the objects, purposes and powers specified in the THIRD paragraph and in each of the clauses or paragraphs of this charter shall be regarded as independent objects, purposes and powers.

SEVENTH. No director of this corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the directors duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct. or a knowing violation of law, {iii) under section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

EIGHTH. The follow1ng person(s) are appointed director(s) of the corporation until the first annual meeting of the stockholders or until their successors shall be elected or appointed and shall qualify:

                             THOMAS J. SULIVAN


IN WITNESS WHEREOF, I have hereunto set my hand and seal this this first day of May, A.D., 1995.

XL CORPORATE SERVICES, XNC.

s/s Tara Hartnett
---------------------------
Tara Hartnett
Assistant Secretary


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ACTION OF SOLE INCORPORATOR
BASEBALL PROPERTIES, INC.
----------------------------

The undersigned, without a meeting, being the sole incorporator of the Corporation, does hereby elect the persons listed below to serve as directors of the corporation until the first annual meeting of shareholders and until their successors are elected and qualify:

THOMAS J. SULIVAN


/s/ Tara Hartnett
--------------------
Tara Hartnett
Incorporator

Dated:   MAY 1, 1995

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State of Delaware
Office of the Secretary of State
---------------------------------

    I, EDWARD J. FREEL, SECRETARY OF THE STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHD IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "BASEBALL PROPERTIES, INC." CHANGING ITS NAME FROM "BASEBALL PROPERTIES, INC." TO "THEREAMFREEZE, INC.", FILED IN THIS OFFICE ON THE TWENTY-SEVENTH DAY OF NOVEMBER, A.D. 1996, AT 2 O'CLOCK P.M.

    A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO
THE KENT COUNTY RECORDER OF DEEDS AND RECORDING.

[SEAL]

s/s Edward J. Freel
-----------------------------------
Edward J. Freel, Secretary of State
AUTHENTICATION:  8214313
          DATE:  11-27-96

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